Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE
CONTACT:    Joe Dorame, Joe Diaz & Robert Blum
            Lytham Partners, LLC
        602-889-9700

InfuSystem Announces Pain Management Service Agreement with Leading U.S. Health Care Provider

Exclusive 3-year agreement providing electronic infusion pumps to treat post-surgical pain

Rochester Hills, Michigan, November 2, 2021—InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, announced today it has entered into an exclusive three-year pain management agreement with a leading U.S. health care provider with more than 12 million members. As part of the service agreement, the Company will provide InfuBLOCK, its Pain Management Therapy, which includes electronic infusion pumps for continuous peripheral nerve block, a 24/7 clinical hotline, biomedical services and accompanying supplies.

Richard DiIorio, Chief Executive Officer of InfuSystem, said, “We are pleased that InfuSystem has been selected by one of the nation’s leading health care providers to be their exclusive provider of pain management services in the Northern California region including the state of Oregon. I believe our proven track record in providing clinic-to-home solutions that include electronic infusion pumps, allowing our customers more flexibility in delivering accurate medical treatments and our industry leading biomedical services were factors in winning this influential service agreement.”

“Our Pain Management Therapy, InfuBLOCK, provides patients with a continuous peripheral nerve block utilizing an electronic infusion pump that will deliver non-narcotic pain medicine after surgery. Our pain therapy program avoids the harmful addictive effects associated with the use of opioid pain medication while controlling the pain resulting in high satisfaction scores from our patients. Additionally, our state-of-the-art electronic infusion pumps provide a superior alternative to elastomeric pumps with much improved accuracy in dosing and significant cost savings for post-surgical recovery.”

“This Pain Management service agreement represents an important milestone for InfuSystem, as our team continues to build significant momentum in the adoption of our Pain Management Therapy to drive future revenue. We look forward to a long and successful relationship,” concluded Mr. DiIorio.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The lead platform is Integrated Therapy Services (“ITS”), providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The ITS segment is comprised of Oncology, Pain Management, Wound Therapy and Lymphedema businesses. The second platform, Durable Medical Equipment Services (“DME Services”), supports the ITS platform and leverages strong service orientation to win incremental business from its direct payer clients. The DME Services segment is comprised of direct payer rentals, pump and consumable sales, and biomedical services and repair. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts, Texas and Ontario, Canada.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, our share repurchase program and capital allocation strategy, business plans, objectives and prospects, future operating or financial performance and guidance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the uncertain impact of the COVID-19 pandemic, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law, contributions from acquired businesses or new business lines, products or services and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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